EXHIBIT 99.2

DIGITAL ANGEL CORPORATION
PROXY SOLICITED BY BOARD OF DIRECTORS
For Special and Annual Meeting of Stockholders
 • , 2007

DIGITAL ANGEL CORPORATION	PROXY

The undersigned, revoking all prior proxies, hereby appoints Barry M. Edelstein and Lorraine M. Breece, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Digital Angel Corporation (the “Company”) of record in the name of the undersigned at the close of business on • , 2007 at the Special and Annual Meeting of Stockholders (the “Special and Annual Meeting”) to be held on • , 2007 or at any adjournment thereof, upon the following matters:

Please mark, date, sign, and mail this proxy promptly in the enclosed envelope.

See reverse for voting instructions

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until • on • , 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/doc/ — QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until • on • , 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Digital Angel Corporation, c/o Shareowner Services,SM P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4

1. Approval and Adoption of the Merger Agreement.

☐ For ☐ Against ☐ Abstain

2. Election of directors:	01 Barry M. Edelstein	04 Howard S. Weintraub, Ph.D.	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees

	02 Scott R. Silverman	05 Michael S. Zarriello	(except as marked)

03 John R. Block

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

3. Approval and Adoption of an amendment to the Restated Certificate of Incorporation to remove the requirement that holders of 66.6% of the issued and outstanding shares of Digital Angel common stock approve the issuance of common stock (including options or warrants) for non-cash consideration or for less than fair market value.

☐ For ☐ Against ☐ Abstain

4. If submitted to a vote of the Digital Angel stockholders, to approve an adjournment or postponement of the special and annual meeting, including, if necessary, to solicit additional proxies in favor of the approval and adoption of the Merger Agreement, if there are not sufficient votes to approve and adopt the Merger Agreement by a majority of those shares not held by Applied Digital Solutions, Inc. and its affiliates.

☐ For ☐ Against ☐ Abstain

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Special and Annual meeting or any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

Address Change? Mark Box	☐ Indicate changes below:	Date:

Signature(s) in Box

Please sign your name exactly as it appears on the Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.